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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference our reports dated December 16, 1997 and January 20, 1998 for Kemper Blue Chip Fund and Kemper Quantitative Equity Fund, respectively, in the Registration Statement (Form N-14) and related Prospectus/Proxy of Kemper Blue Chip Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-66043).



                                             ERNST & YOUNG LLP
                                             ERNST & YOUNG LLP



Chicago, Illinois
November 18, 1998